Exhibit 99.1

Investor and Financial Contacts:

Amanda Clardy

Vice President, Investor Relations

(760) 603-7200

Life Technologies Announces Fourth Quarter and Fiscal Year 2008 Results

GAAP revenue of $541 million in fourth quarter and $1.6 billion for full year

Fourth quarter GAAP loss per share of $0.89 due to one-time merger-related costs; and

non-GAAP earnings per share of $0.89, a 56 percent increase over previous year

Free cash flow $93 million in the fourth quarter and $275 million for the full year

CARLSBAD, CA, February 12, 2009 – Life Technologies Corporation (NASDAQ: LIFE) today announced results for its fourth quarter and full year ended December 31, 2008. Non-GAAP revenues for the fourth quarter were $545 million, including $4 million of non-GAAP revenue adjustments, resulting in full year non-GAAP revenues of $1,625 million, an increase of 27 percent over the $1,282 million reported for 2007. This includes $191 million of revenue from its recent acquisition of Applied Biosystems (AB), which closed on November 21, 2008. The closing date of the transaction resulted in approximately five weeks of revenue recognition.

“We ended the year very strong, with our legacy Invitrogen business having more than 7 percent organic growth in the quarter,” said Greg Lucier, Chairman and Chief Executive Officer of Life Technologies. “I’m proud of what our team has accomplished, especially given the current economic environment and the significant energy we are putting into effectively integrating the Applied Biosystems and Invitrogen businesses. Our focus on controlling costs while still keeping our eye on the levers that drive growth have paid off, and we are in a very strong position as we enter 2009.”

Fourth quarter diluted loss per share was $0.89 on a GAAP basis compared to earnings per share of $0.41 in the same period of the prior year. The year over year decrease was associated with the one-time costs related to the AB merger. The following analysis of diluted earnings per share identifies specific items that affect the comparability of results between periods. Reconciliations between Life Technologies’ GAAP results and non-GAAP results for the periods reported are presented in the attached tables and on the company’s Investor Relations page at www.lifetechnologies.com.

	Three Months Ending December 31,			Twelve Months Ending December 31,
	2008	2007	%	2008	2007	%
GAAP earnings per share as reported	($0.89)	0.41	n/m	$0.30	$1.47	n/m
Discontinued operations	($0.00)	($0.01)	n/m	($0.01)	($0.13)	n/m

GAAP earnings per share from continuing operations	($0.89)	$0.40	n/m	$0.29	$1.34	(78%)
Amortization of acquisition related expenses	$1.59	$0.11	n/m	$2.32	$0.67	n/m
Stock option expense (FAS123R)	$0.06	$0.05	20%	$0.24	$0.25	(4%)
Business integration and other expense	$0.13	$0.01	n/m	$0.25	$0.03	n/m

Non-GAAP earnings per share	$0.89	$0.57	56%	$3.10	$2.29	35%

Analysis of Fourth Quarter and Fiscal Year 2008 Results

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Fourth quarter 2008 non-GAAP revenues increased 62 percent over the previous year, including acquisition revenue. The AB acquisition contributed $191 million of revenue in the quarter, resulting in 57 points of growth. Organic revenue growth, without the impact from acquisitions or currency was 7 percent, and was a result of improved price and new product introductions. Revenue from foreign exchange had a negative affect on reported revenue, resulting in a 4 point impact to growth rates.

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Full year 2008 revenues on a non-GAAP basis increased 27 percent, including acquisition and foreign exchange affect. Without the impact of acquisitions or currency, organic revenue growth for the year was 7.5 percent.

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Gross margin, on a non-GAAP basis, was 63.9 percent in the fourth quarter. This represents an increase of 80 basis points from the same period in the prior year, mostly attributable to the AB acquisition and price optimization within the legacy Invitrogen product lines. Full year non-GAAP gross margin was 65.7 percent, an increase of 170 basis points over prior year levels, mostly attributable to currency benefit and price optimization within the legacy Invitrogen product lines.

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Non-GAAP operating margin was 29.3 percent in the fourth quarter, representing an increase of approximately 520 basis points over the same period in 2007. Full year operating margin was 28.1 percent, an increase of 320 basis points. The increase in operating margin was a result of the AB acquisition, currency exchange benefits, and improved pricing on legacy Invitrogen products.

•	Fourth quarter non-GAAP tax rate was 28.5 percent, a decrease of 160 basis points over the same period in 2007.

•	Weighted shares outstanding were 120 million in the fourth quarter as a result of the AB acquisition.

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Cash flow from operating activities for the fourth quarter was $122 million. Fourth quarter capital expenditures were $29 million and resulting free cash flow was $93 million. Full year cash flow from operating activities was $357 million, capital expenditures were $82 million and free cash flow was $275 million. The company ended the year with $448 million in cash & short-term investments, including $112 million held as restricted cash.

Business Highlights

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On November 21, 2008, the company completed its acquisition of Applied Biosystems, creating the largest manufacturer of life science reagents, systems and services. The closing date of the merger resulted in approximately 5 weeks of revenue and income recognition from the acquisition.

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Within the fourth quarter, legacy AB products grew in the areas of forensics, SOLiD systems and consumable kits. This growth was offset by declines in the capillary electrophoresis products sold into the research market. The mass spectrometry products also declined as a result of the decreasing spend by pharmaceutical customers.

•	The legacy Invitrogen business had positive organic growth within the quarter, driven by improved pricing, new product introductions and increased volume in the Cell Systems division.

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BioDiscovery (a legacy Invitrogen division) grew to $240 million of revenue in fourth quarter 2008, representing 0.5 percent total growth. 5 percent organic growth was offset by 4.5 points of negative currency impact. Revenue grew as a result of increased price and new product introductions. Full year revenue was $990 million, representing 10 percent total revenue growth and 7 percent organic revenue growth. The organic growth was a result of increases in most geographies, and product lines with a few highlights as follows:

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Launch of the Countess™ desktop device, further adding to the growing portfolio of compact instrumentation systems which dramatically reduce a researchers time spent on routine workflows. The Countess™ was one of the company’s most successful product launches in history;

•	Protoarray™ protein chip product contributed to growth as clients increasingly focus on biomarker discovery, resulting in higher unit sales and significantly increased service revenue;

•	HLA tissue typing and water testing kits both had a significant quarter as the business continues to gain traction with new customer segments in applied markets;

•	Declines in Pharmaceutical and Biotech research customers were more than offset by stable growth in the European region and U.S. Academic customer segments

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Biodiscovery gross margins declined 210 basis points mostly attributable to mix of lower margin product and decreased manufacturing utilization as a result of inventory reduction initiatives. These impacts were partially offset by positive price improvements.

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Cell Systems (a legacy Invitrogen division) revenue was $114 million in the fourth quarter of 2008, an increase of 17 percent over the same period the previous year. Currency exchange rates had a positive impact of approximately 4 points to growth rates due to the mix of revenue by geography. Organic revenue growth in the fourth quarter was 12.5 percent. Full year revenue was $444 million, representing 17 percent total revenue growth and 9 percent organic revenue growth. Organic growth was a result of increases in all customer segments and regions, with a few highlights as follows:

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The cell culture research business had a very strong year, with the fourth quarter experiencing consistent growth to previous quarters. Increased marketing and a strong focus on solving customer’s workflow challenges has improved growth rates in this business in all customers segments and geographies;

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Bioproduction media and sera had another strong growth quarter, with double digit growth in both product lines. The growth was as expected, with the full year increase being in line with company expectations of low double digit growth.

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Cell Systems gross margins increased year over year by 460 basis points in the fourth quarter as a result of higher volume leading to greater fixed cost absorption, as well as, the sale of lower cost sera inventory.

•	Orders transacted through the Invitrogen e-commerce channels were approximately 65 percent in the Americas during the fourth quarter and more than 50 percent globally.

•	Additional new technology highlights of the year for the legacy Invitrogen business included:

•	Introduction of STEMPRO® hESC SFM, a new fully-defined, serum- and feeder-free media specifically formulated for the growth and expansion of human embryonic stem cells (hESCs);

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Food and Drug Administration premarket approval for the HER2 CISH Kit, indicated as an aid in the assessment of breast cancer patients for whom trastuzumab (Herceptin®) treatment is being considered. The approval marks the first PMA that Invitrogen has received from the FDA;

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The RiboMinus™ kit and the E-Gel(R) SizeSelect™ 2% pre-cast agarose gels simplify the workflows and reduce the experimental time and cost of applications. The solutions are compatible with next-generation high-throughput genome analysis platforms, including Life Technologies’ Applied Biosystems SOLiD™ System, Illumina’s Genome Analyzer™ and Roche’s Genome Sequencer FLX System ™.

•	New technology highlights of the year for the legacy Applied Biosystems business included:

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Introduction of the SOLiD™ 3 System, which delivers a roadmap that will ultimately enable scientists to sequence a human genome for less than $10,000 dollars and move one step closer to mainstream use of genomic data in the clinic and in personalized medicine;

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Expansion of mass spectrometry technologies in applied markets, the pharmaceutical industry and the protein biomarker verification and validation fields with the introduction of two mass spectrometry systems – the AB SCIEX Triple Quad™ 5500 and the AB SCIEX QTRAP® 5500 Systems;

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Expansion of industry-leading forensic DNA technologies with the launch of the PrepFiler™ Forensic DNA Extraction Kit, which enhances the utility of forensic evidence in investigations to help solve crimes;

•	Launch of TaqMan® Sample-to-SNP™ Kits, which enables scientists to obtain accurate genotyping results from a wide variety of biological samples in less than one hour.

•	Both legacy companies received a number of awards and recognitions in 2008:

•	The SOLiD™ System was named the Life Science Innovation of the Year for 2008 by The Scientist, a leading scientific publication focused on the life science industry;

•	Invitrogen was selected as a new member of the Dow Jones Sustainability World Index (DJSI World) and named the leader of the biotechnology sector for 2008;

•	Invitrogen was the winner in six categories at the annual Life Science Industry Awards, the most of any company.

Pro Forma Combined Full-Year 2008 Results for Life Technologies

The company has posted on its Investor Relations website a proforma 2008 Income Statement down to Operating Income for the combined companies of Invitrogen and Applied Biosystems. This proforma income statement is meant for reference only and demonstrates what the company profitability would have been for every quarter in 2008 if Invitrogen and Applied Biosystems had been combined the entire year. Interested parties may access this document by the following path, www.lifetechnologies.com / corporate/investor relations/financial reports/GAAP Reconciliations.

Fiscal Year 2009 Outlook

Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company provided its expectations for fiscal year 2009 financial performance. Organic revenues are expected to increase in the low single digits, taking into account the current end market dynamics. Low single digit organic revenue growth is expected to result in approximately $2.40 to $2.55 of non-GAAP earnings per share including the impact from FAS123R. At today’s currency exchange rates and the company’s already implemented currency hedges, currency will have a negative impact on growth rates in 2009 of approximately four percentage points. The company will provide further detail on its business outlook during the conference call today.

Conference Call and Webcast Details

The company will discuss its financial and business results as well as its business outlook on its conference call at 9:00 am Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations website at www.lifetechnologies.com. The webcast can be accessed through the investor relations page of the Life Technologies’ website at www.lifetechnologies.com. Alternatively, callers may listen to the live conference call by dialing 866.314.5232 (domestic) or 617.213.8052 (international) and use passcode 45171657. A replay of the webcast will be available on the Company’s website and by phone through Thursday, February 26, 2009. The replay by phone can be accessed by dialing 888.286.8010 (domestic) or 617.213.8052 (international), passcode 38826452.

About Life Technologies

Life Technologies Corporation (NASDAQ:LIFE) is a global biotechnology tools company dedicated to improving the human condition. Our systems, consumables and services enable researchers to accelerate scientific exploration, driving to discoveries and developments that make life even better. Life Technologies customers do their work across the biological spectrum, working to advance personalized medicine, regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics. Life Technologies had sales of more than $3 billion in 2008, employs 9,500 people, has a presence in more than 100 countries, and possesses a rapidly growing intellectual property estate of approximately 3,600 patents and exclusive licenses. Life Technologies was created by the combination of Invitrogen Corporation and Applied Biosystems Inc. For more information on how we are making a difference please visit our website: www.lifetechnologies.com.

Safe Harbor Statement

This press release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to, financial projections, including revenue and non-GAAP earnings per share, momentum in 2009, plans to sustain and expand organic growth and increase operating margins, industry trends and Life Technologies’ plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by Life Technologies with the Securities and Exchange Commission. Life Technologies undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.